UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2006
Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6442 City West Parkway Eden Prairie, Minnesota		55344

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (952) 947-0000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On April 27, 2006, Life Time Fitness, Inc. (the “Company”) reported its financial results for its fiscal quarter ended March 31, 2006. See the Company’s press release dated April 27, 2006, which is furnished as Exhibit 99 and incorporated by reference in this Current Report on Form 8-K.
     The press release furnished as Exhibit 99 and certain information the Company intends to disclose on the conference call scheduled for 10:00 a.m. eastern time on April 27, 2006 include certain non-GAAP financial measures. The reconciliations of these measures to the most directly comparable GAAP financial measures are included in the earnings release and/or are included below. In addition to the information in the press release under the heading “Non-GAAP Financial Measures,” the Company provides the following additional information about the Company’s use of the non-GAAP financial measures presented in the press release.

RECONCILIATION OF THE IMPACT OF SHARE-BASED COMPENSATION EXPENSE ON
CENTER OPERATIONS EXPENSE, GENERAL AND ADMINISTRATIVE EXPENSE,
INCOME FROM OPERATIONS, NET INCOME AND EARNINGS PER SHARE
(In thousands except per share data)
(Unaudited)

	For the Three Months Ended March 31, 2006					For the Three Months Ended March 31, 2005
				Adjusted for					Adjusted for
				Exclusion of					Exclusion of
			Share-based	Share-based				Share-based	Share-based
	As	% of	Compensation	Compensation	% of	As	% of	Compensation	Compensation	% of
	Reported	Revenue	Expense	Expense	Revenue	Reported	Revenue	Expense	Expense	Revenue
Operating Expenses:
Center operations	$65,093	56.4%	$388	$64,705	56.1%	$49,571	55.5%	$—	$49,571	55.5%

General and administrative	$8,815	7.6%	$822	$7,993	6.9%	$6,490	7.3%	$28	$6,462	7.2%

Income from operations	$21,172	18.3%	$1,210	$22,382	19.4%	$17,303	19.4%	$28	$17,331	19.4%

Net income (1)	$10,433	9.0%	$730	$11,163	9.7%	$8,121	9.1%	$17	$8,138	9.1%

Basic earnings per common share	$0.29			$0.31		$0.24			$0.24

Diluted earnings per common share	$0.28			$0.30		$0.23			$0.23

Weighted average number of common shares outstanding — basic	35,701			35,701		33,824			33,824

Weighted average number of common shares outstanding — diluted	36,971			36,971		35,928			35,928

Notes:
(1)	Share-based compensation expense calculated using assumed effective tax rates of 39.7% and 41.0% for the three months ended March 31, 2006 and 2005, respectively.
     EBITDA. The Company believes EBITDA is useful to an investor in evaluating the Company’s operating performance and liquidity because:
•	it is a widely accepted financial indicator of a company’s ability to service its debt and the Company is required to comply with certain covenants and borrowing limitations that are based on variations of EBITDA in certain of the Company’s financing documents;

•	it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired; and

•	it helps investors to more meaningfully evaluate and compare the results of the Company’s operations from period to period by removing from the Company’s operating results the impact of its capital structure, primarily interest expense from the Company’s outstanding debt, and asset base, primarily depreciation and amortization of the Company’s properties.

     The Company’s management uses EBITDA:
•	as a measurement of operating performance because it assists the Company in comparing its performance on a consistent basis, as it removes from the Company’s operating results the impact of the Company’s capital structure, which includes interest expense from the Company’s outstanding debt, and the Company’s asset base, which includes depreciation and amortization of the Company’s properties;

•	in presentations to the members of the Company’s board of directors to enable the board to have the same consistent measurement basis of operating performance used by management; and

•	as the basis for incentive bonuses paid to selected members of senior and center-level management.
     Financial Measures Excluding the Impact of Share-Based Compensation Expense. The Company provides certain financial measures for the first quarter of 2006, as well as guidance for fiscal 2006 with respect to net income and diluted earnings per common share, excluding the impact of share-based compensation expense. The Company’s management uses these measures to monitor and evaluate operating results and trends and to gain an understanding of the comparative operating performance of the Company. The Company believes these measures enable investors to assess the Company’s performance on the same basis applied by management and to ease comparisons of the Company’s operating performance from period to period and among other companies that separately identify share-based compensation expenses.
Item 9.01. Financial Statements and Exhibits.
     The following Exhibit is being furnished herewith:
     99     Press Release dated April 27, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: April 27, 2006	By	/s/ Michael R. Robinson
Michael R. Robinson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

99	Press Release dated April 27, 2006.	Filed Electronically